Exhibit 99.1

Gentherm Announces Global Sales and Strategy Leadership Changes

Jaymi Wilson named Senior Vice President of Global Sales, Marketing and Corporate Communications

Yijing Brentano named Senior Vice President of Strategy, Corporate Development and Investor Relations

NORTHVILLE, Mich., September 22, 2021 (GLOBE NEWSWIRE) Gentherm (NASDAQ: THRM), a global market leader and developer of innovative thermal management technologies, today announced executive leadership changes in how the Company is organized and operates, effective October 1, 2021.

Jaymi Wilson named Senior Vice President of Global Sales, Marketing and Corporate Communications

Jaymi Wilson has been named Senior Vice President of Global Sales, Marketing and Corporate Communications. In this expanded leadership role, she will be responsible for leading the global sales organization where she will implement strategy to expand Gentherm’s customer base and optimize financial performance. Wilson will assume responsibility of global sales from Paul Giberson, who has elected to depart Gentherm after an accomplished career as a senior sales leader to launch a new endeavor.

“Jaymi has a deep understanding of our business where she has played an integral role in shaping Gentherm’s transformation to deliver extraordinary solutions for our customers,” said Phil Eyler, President and CEO of Gentherm. “Jaymi’s ability to advance our long-term objectives, and her close relationships with both our internal and external stakeholders position her exceptionally well to drive our global sales, marketing and corporate communications initiatives.”

Eyler added, “I would like to thank Paul for his leadership and commitment to Gentherm over the past 15 years. He played a critical role in the company’s growth and performance and has been a vital member of our leadership team in delivering results for our customers. I have confidence Paul will have continued success in the next chapter of his career.”

Since joining Gentherm in 2013, Wilson has assumed roles of increasing responsibility, where she most recently served as Senior Vice President of Strategy, Marketing, and Corporate Communications. Prior to that she was Vice President and General Manager of Gentherm’s Medical Business. Her career in the automotive industry has spanned manufacturing, engineering, business planning, sales management, strategy, business, and corporate development at Visteon, SMR Automotive and Gentherm.

Wilson earned a Bachelor of Science degree in mechanical engineering from the University of Michigan and a Master of Business Administration from Eastern Michigan University.

Yijing Brentano named Senior Vice President of Strategy, Corporate Development and Investor Relations

Yijing Brentano has been named Senior Vice President of Strategy, Corporate Development and Investor Relations. In addition to her role as the Investor Relations Officer at Gentherm, Brentano will assume responsibility for developing and advancing the Company’s corporate strategy, both organically and through mergers and acquisitions.

“Yijing’s global financial and leadership experience has been instrumental in cultivating strong relationships with the investment community,” said Eyler. “Her strong financial acumen and industry knowledge will help drive the development and execution of the next phase of our Focused Growth Strategy.”

Most recently, Brentano served as Gentherm’s Senior Vice President of Investor Relations and Global Financial Planning and Analysis. Prior to joining Gentherm in 2018, she served as Vice President of Strategy and Investor Relations at Harman International, a Samsung Company. Before joining Harman, she spent 17 years at Sprint Corporation (now part of T-Mobile) in multiple leadership assignments, including Vice President of Strategic Initiatives and Mobile Health, General Manager of International Wholesale, Vice President of Investor Relations and business unit CFO roles. Brentano started her career as a Treasury Consultant for Ernst & Young.

Brentano holds a Bachelor of Science degree from the University of Kansas and a Master’s degree in Business Administration from the University of Chicago Booth School of Business.

Investor Contact

Yijing Brentano

investors@gentherm.com

248.308.1702

Media Contact

Melissa Fischer

media@gentherm.com

248.289.9702

About Gentherm

Gentherm (NASDAQ:THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Automotive products include variable temperature Climate Control Seats, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery performance solutions, cable systems and other electronic devices. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has more than 11,000 employees in facilities in the United States, Germany, Canada, China, Hungary, Japan, Korea, North Macedonia, Malta, Mexico, United Kingdom, Ukraine, and Vietnam. For more information, go to www.gentherm.com.

Forward-Looking Statements

Except for historical information contained herein, statements in this press release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated’s goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this press release are made as of the date hereof or as of the date specified herein and are based on management’s reasonable expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements. Those risks include, but are not limited to, risks related to: market acceptance of the Company’s existing or new products, and new or improved competing products developed by competitors with greater resources; shifting customer preferences, including due to the evolving use of automobiles and technology; the electric vehicle market and the alignment of the Company’s product portfolio with long-term technological trends; and the feasibility of Company’s development of new products on a timely, cost effective basis, or at all. The foregoing risks should be read in conjunction with the Company’s filings with the Securities and Exchange Commission (the “SEC”), including “Risk Factors”, in its most recent Annual Report on Form 10-K and subsequent SEC filings, for a discussion of these and other risks and uncertainties. In addition, the business outlook discussed in this press release does not include the potential impact of any business combinations, acquisitions, divestitures, strategic investments and other significant transactions that may be completed after the date hereof, each of which may present material risks to the Company’s future business and financial results. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.